Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667
4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE SECOND QUARTER OF 2008

Riverhead, New York, July 15, 2008 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the second quarter of 2008. Earnings-per-share for the quarter were $0.60, an increase of 11.1 percent from $0.54 during the comparable period of 2007. Net income for the quarter was $5,714,000, up 7.2 percent from the same quarter last year. Earnings-per-share for the year to date were $1.39, an increase of 33.7 percent from $1.04 during the comparable period of 2007. Net income for the year to date was $13,273,000, up 26.6 percent from the same period last year. A detailed financial summary follows the text of this release.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, commented, “Our results for the year-to-date reflect, of course, the benefits of our membership in the VISA organization which was offered to public investors during the first quarter. But even putting that transaction aside, we are having a solidly profitable year here at Suffolk notwithstanding the turmoil in the credit markets and general illiquidity in the banking industry as a whole. I would like investors to focus on our performance without the effect of that transaction, and there is no better way than to look closely at our performance during the second quarter of 2008.”

He went on to say, “Return on average equity was 19.95 percent, down slightly from the same period a year ago. This was primarily the result of only slightly lower interest income but significantly lower interest expense resulting in a modest increase of 2.8 percent in net interest income, as well as a 5.2 percent increase in income other than interest set against an increase of only 1.1 percent in expenses other than interest, even including the expense associated with two new branch offices that opened during the quarter. We now have 29 locations. Also contributing was a lower effective tax rate as our book of tax-exempt securities grew. Finally, with risk-based capital at 10.12 percent, we are fully leveraged and making the most of our shareholders’ investment. Average assets increased by 9.6 percent. Average net loans increased by 12.5 percent from year to year, including significant amounts of new business with new customers. While those loans have not gone on the books at margins as wide as we would like, we believe that many will help us build relationships for the future. Average investment securities increased by 6.1 percent year over year. Average deposits increased by just 1.0 percent, while average borrowings increased by 83.6 percent, making up the difference in funding as we continued to pursue the ‘marginal-cost-of-funds’ approach to minimize our interest expense.”

He continued, “As might be expected in an under-performing economy, we have seen a modest increase in net-charge-offs which amounted to 9 basis points of average net loans, well below industry averages at any point in the economic cycle. We have seen an increase as well in non-performing assets, although the allowance for possible loan losses stands at 335 percent of those assets. It is impossible to predict exactly how these numbers will change through the coming quarters, but we have and will continue to be disciplined in our underwriting, which will deliver the best results in the long run.”

He concluded, “We take nothing for granted, but that is as true in more predictable times as it is in these less settled times. Banking is a business built not only on increments and margins, but on relationships as well. The same principles apply in good times and bad, and we intend to continue to apply the principles of discipline and prudence throughout, to the benefit of our shareholders, customers, and employees alike.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE July 15, 2008 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	2nd Qtr 2008	2nd Qtr 2007	Change	6 Mos. 2008	6 Mos. 2007	Change
EARNINGS
Earnings-Per-Share – Basic	$0.60	$0.54	11.1%	$1.39	$1.04	33.7%
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.44	0.44	0.0%
Net Income	5,714	5,332	7.2%	13,273	10,481	26.6%
Net Interest Income	16,438	15,985	2.8%	32,301	32,067	0.7%
AVERAGE BALANCES
Average Assets	$1,554,661	$1,418,458	9.6%	$1,523,693	$1,410,805	8.0%
Average Net Loans	1,014,318	901,364	12.5%	992,019	891,572	11.3%
Average Investment Securities	447,803	422,214	6.1%	435,760	420,610	3.6%
Average Interest-Earning Assets	1,462,422	1,326,199	10.3%	1,427,981	1,315,287	8.6%
Average Deposits	1,178,736	1,166,678	1.0%	1,161,300	1,152,897	0.7%
Average Borrowings	246,272	134,110	83.6%	228,769	132,325	72.9%
Average Interest-Bearing Liabilities	995,869	875,220	13.8%	970,198	863,206	12.4%
Average Equity	114,549	103,233	11.0%	112,369	104,614	7.4%
RATIOS
Return on Average Equity	19.95%	20.66%	(3.4%)	23.62%	20.04%	17.9%
Return on Average Assets	1.47%	1.50%	2.0%	1.74%	1.49%	16.8%
Average Equity/Assets	7.37%	7.28%	1.2%	7.37%	7.42%	(0.7%)
Net Interest Margin (FTE)	4.71%	5.03%	(6.4%)	4.75%	5.08%	(6.5%)
Efficiency Ratio	54.55%	55.65%	(2.0%)	50.28%	55.80%	(9.9%)
Tier 1 Leverage Ratio June 30	7.41%	7.44%	(0.4%)
Tier 1 Risk-based Capital Ratio June 30	9.48%	9.58%	(1.0%)
Total Risk-based Capital Ratio June 30	10.12%	10.26%	(1.4%)
ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$222	$(93)	338.7%	$252	$(82)	407.3%
Net Charge-offs/Average Net Loans (annual)	0.09%	(0.04%)	325.0%	0.05%	(0.02%)	350.0%
at end of period:
Non-accrual & Restructured Loans	$2,355	$935	151.9%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	2,355	935	151.9%
Allowance/Non-performing Assets	334.82%	791.12%	(57.7%)
Allowance/Loans, Net of Discount	0.77%	0.80%	(3.8%)
Net Loans/Deposits	83.74%	79.94%	4.8%
EQUITY
Shares Outstanding	9,568,730	9,800,692	(2.4%)
Common Equity	$115,275	$100,039	15.2%
Book Value Per Common Share	12.05	10.21	18.0%
Tangible Common Equity	114,461	99,225	15.4%
Tangible Book Value Per Common Share	11.96	10.12	18.2%
LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$236,931	204,114	16.1%
Commercial Real Estate Mortgages	309,108	300,390	2.9%
Real Estate - Construction Loans	111,312	86,305	29.0%
Residential Mortgages (1st and 2nd Liens)	204,197	166,540	22.6%
Home Equity Loans	68,951	67,464	2.2%
Consumer Loans	95,809	100,693	(4.9%)
Other Loans	723	1,046	(30.9%)

Total Loans (Net of Unearned Discounts)	$1,027,031	$926,552	10.8%

PRESS RELEASE July 15, 2008 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	June 30,
	2008	2007	Change
ASSETS
Cash & Due From Banks	$68,329	$50,582	35.1%
Investment Securities:
Available for Sale, at Fair Value	420,997	403,053	4.5%
Obligations of States & Political Subdivisions	8,048	9,026	(10.8%)
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	8,827	6,621	33.3%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	438,610	419,438	4.6%
Total Loans	1,027,031	926,552	10.8%
Allowance for Loan Losses	7,885	7,397	6.6%

Net Loans	1,019,146	919,155	10.9%
Premises & Equipment, Net	22,199	21,803	1.8%
Accrued Interest Receivable, Net	7,403	7,790	(5.0%)
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	15,638	19,503	(19.8%)

TOTAL ASSETS	$1,572,139	$1,439,085	9.2%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$439,735	$419,657	4.8%
Saving, N.O.W. & Money Market Deposits	452,893	424,126	6.8%
Time Certificates of $100,000 or More	138,028	105,830	30.4%
Other Time Deposits	186,398	200,237	(6.9%)

Total Deposits	1,217,054	1,149,850	5.8%
Federal Home Loan Bank Borrowings	165,100	116,900	41.2%
Repurchase Agreements	54,770	53,790	1.8%
Dividend Payable on Common Stock	2,105	2,160	(2.5%)
Accrued Interest Payable	2,238	2,268	(1.3%)
Other Liabilities	15,597	14,078	10.8%

TOTAL LIABILITIES	1,456,864	1,339,046	8.8%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,568,730 and 9,800,692 shares outstanding at June 30, 2008 and 2007, respectively)	33,911	33,911	0.0%
Surplus	20,266	20,051	1.1%
Treasury Stock at Par (3,995,661 and 3,763,699 shares, respectively)	(9,989)	(9,409)	6.2%
Retained Earnings	71,891	61,826	16.3%

	116,079	106,379	9.1%
Accumulated Other Comprehensive Loss, Net of Tax	(804)	(6,340)	(87.3%)

TOTAL STOCKHOLDERS’ EQUITY	115,275	100,039	15.2%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,572,139	$1,439,085	9.2%

PRESS RELEASE July 15, 2008 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	6/30/08	6/30/07	Change	2008	2007	Change
INTEREST INCOME
Federal Funds Sold	$2	$34	(94.1%)	$3	$83	(96.4%)
United States Treasury Securities	99	99	0.0%	198	198	0.0%
Obligations of States & Political Subdivisions	1,537	1,320	16.4%	3,048	2,548	19.6%
Mortgage-Backed Securities	2,133	1,957	9.0%	3,965	3,987	(0.6%)
U.S. Government Agency Obligations	1,035	1,218	(15.0%)	2,093	2,435	(14.0%)
Corporate Bonds & Other Securities	200	108	85.2%	381	208	83.2%
Loans	16,980	17,628	(3.7%)	34,265	34,937	(1.9%)

Total Interest Income	21,986	22,364	(1.7%)	43,953	44,396	(1.0%)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,438	1,232	16.7%	2,756	2,411	14.3%
Time Certificates of $100,000 or more	987	1,259	(21.6%)	2,133	2,343	(9.0%)
Other Time Deposits	1,464	2,077	(29.5%)	3,334	4,021	(17.1%)
Federal Funds Purchased & Repurchase Agreements	370	726	(49.0%)	886	1,441	(38.5%)
Interest on Other Borrowings	1,289	1,085	18.8%	2,543	2,113	20.4%

Total Interest Expense	5,548	6,379	(13.0%)	11,652	12,329	(5.5%)
Net-interest Income	16,438	15,985	2.8%	32,301	32,067	0.7%
Provision for Loan Losses	300	18	1,566.7%	525	130	303.8%

Net-interest Income After Provision	16,138	15,967	1.1%	31,776	31,937	(0.5%)

OTHER INCOME
Service Charges on Deposit Accounts	1,433	1,361	5.3%	2,806	2,676	4.9%
Other Service Charges, Commissions & Fees	727	752	(3.3%)	1,446	1,365	5.9%
Fiduciary Fees	376	339	10.9%	748	659	13.5%
Net Securities Gains	—	—	0.0%	3,737	—	100.0%
Other Operating Income	156	106	47.2%	305	229	33.2%

Total Other Income	2,692	2,558	5.2%	9,042	4,929	83.4%

OTHER EXPENSE
Salaries & Employee Benefits	6,322	6,165	2.5%	12,659	12,334	2.6%
Net Occupancy Expense	1,070	980	9.2%	2,174	2,004	8.5%
Equipment Expense	519	563	(7.8%)	1,046	1,145	(8.6%)
Other Operating Expense	2,524	2,611	(3.3%)	4,910	5,159	(4.8%)

Total Other Expense	10,435	10,319	1.1%	20,789	20,642	0.7%
Income Before Provision for Income Taxes	8,395	8,206	2.3%	20,029	16,224	23.5%
Provision for Income Taxes	2,681	2,874	(6.7%)	6,756	5,743	17.6%

NET INCOME	$5,714	$5,332	7.2%	$13,273	$10,481	26.6%

Average: Common Shares Outstanding	9,568,730	9,957,096	(3.9%)	9,581,142	10,072,696	(4.9%)
Dilutive Stock Options	22,572	15,463	46.0%	17,767	23,291	(23.7%)

Average Total	9,591,302	9,972,559	(3.8%)	9,598,909	10,095,987	(4.9%)

EARNINGS PER COMMON SHARE Basic	$0.60	$0.54	11.1%	$1.39	$1.04	33.7%
Diluted	$0.60	$0.53	13.2%	$1.38	$1.04	32.7%